Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 09/23/2015 08:55 AM
Original ID: 2013-000636598
Amendment ID: 2015-001766780

Profit Corporation
Articles of Amendment

1. Corporation name:

Mariner's Choice International Inc.

2. Article(s) One is amended as follows:

The name of the corporation shall be Han Tang Technology, Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 09/15/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

Received
SEP 16 2015
Secretary of State
Wyoming

OR

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

This amendment was duly approved by the majority shareholders in the manner required by this act and by the articles of incorporation.

Signature: ______________________

Date: 09/15/2016
(mm/dd/yyyy)

Print Name: Brian Kistler

Title: President

Contact Person: Brian Kistler

Daytime Phone Number: (260) 490-9990

Email: Bkis2323@aol.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

MARINER'S CHOICE INTERNATIONAL INC.

CONSENT RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE COMPANY

WHEREAS pursuant to the provisions of the Wyoming Revised Statutes, as amended (the "*Act*"), and the Articles of Incorporation and By-Laws of Mariner's Choice International Inc., a Wyoming corporation (the "Company"), the undersigned, being the sole director of the Company and constituting the Board of Directors of the Company, hereby consents to, votes in favor of and adopts the following consent resolutions of the Board of Directors. Such Board of Directors by his signature hereto does hereby waive any and all requirements for the giving of notice for and of the convening of a formal meeting of the Board of Directors;

AND WHEREAS Board of Directors deems it advisable and in the best interests of the Company and its shareholders to effectuate a name change of the Company to "Han Tang Technology Inc." to better reflect the future business operations of the Company (the "Prior Name Change"); therefore

THE FOLLOWING CONSENT RESOLUTIONS of the Board of Directors were approved by the Board of Directors effective as of the 1st day of September, 2015 (the "Effective Date" herein).

NOW THEREFORE BE IT RESOLVED THAT:

Ratification of Amendment

1. Ratification of Name Change. The Board of Directors hereby ratifies, confirms and approves that, upon the filing with the Wyoming Secretary of State of an amendment to the articles of incorporation, the Company shall effectuate the Name Change to "Han Tang Technology Inc."

2. Ratification of Form of Documents. The Board of Directors hereby ratifies, confirms and approves that, in conjunction with the Name Change, the officers of the Company be and hereby are authorized to execute and file any documents with the Wyoming Secretary of State, including an amendment to the articles of incorporation, and that any one Director of the Board of Directors or Executive Officer of the Company be and the same is hereby authorized to execute and deliver, on behalf of the Company, the Notice, together with any and all other documentation as may be required in order to effect the Name Change.

3. Ratification of Shareholder Approval. The Board of Directors authorizes and approves the submission of this corporate action to the shareholders of the Company for shareholder approval of the Name Change.

Ratification of general matters

4. Ratification of authority. Any one Director of the Board of Directors or Executive Officer of the Company be and the same is hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to these consent resolutions;

BOARD OF DIRECTORS:

Date: September 1, 2015

Brian Kistler

Notary:

ROBIN W. HUNT
NOTARY PUBLIC
SEAL
STATE OF INDIANA
My Comm. Expires January [illegible], 2019

Notary Public
My Commission Expires:

MARINER'S CHOICE INTERNATIONAL, INC.

CONSENT RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

WHEREAS pursuant to the provisions of the Wyoming Revised Statutes, as amended (the "*Act*"), and the Articles of Incorporation and By-Laws of Mariner's Choice International, Inc., a Wyoming corporation (the "Company"), the undersigned, being the shareholder of the Company who hold in the aggregate a majority of the total issued and outstanding shares of common stock of the Company, which constitutes a majority of the voting power, hereby consents to, votes in favor of and adopts the following consent resolutions of the shareholders (the "Shareholders"). Such Shareholder by his signature hereto does hereby waive any and all requirements for the giving of notice for and of the convening of a formal meeting of the Shareholders;

AND WHEREAS the Board of Directors has determined that it is in the best interests of the Company and its shareholders to change the name to "Han Tang Technology Inc."; therefore,

THE FOLLOWING CONSENT RESOLUTIONS of the Shareholders were approved by the Shareholders effective as of the 1st day of September, 2015 (the "Effective Date" herein).

NOW THEREFORE BE IT RESOLVED THAT:

Approval and Ratification of Change in Corporate Name

1. Change in Corporate Name. The name of the Company be and hereby is authorized and approved to be changed to "Han Tang Technology Inc.", and that the officers of the Company be and hereby are authorized to execute and file any documents, including the filing with the Wyoming Secretary of State of an amendment to the Articles of Incorporation of the Company, and take any other actions on behalf of the Company that they deem desirable or necessary in order to fully effect the change in the corporate name to "Han Tang Technology Inc."

Approval and Ratification of general matters

2. Any Director of the Board of Directors of the Company be and the same is hereby authorized and directed for and on behalf of the Company to do and perform all acts and things and execute and deliver all documents and take all such other steps as may be necessary or desirable to give full effect to these consent resolutions.

SHAREHOLDER:

Date: September 1, 2015

Brian Kistler

134,009

Number of Shares of Common Stock Held of Record

Notary:

ROBIN W. HUNT
NOTARY PUBLIC
SEAL
STATE OF INDIANA
My Comm. Expires January 26, 2019

Notary Public
My Commission Expires:

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Han Tang Technology, Inc.**
Old Name: **Mariner's Choice International Inc.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **23rd** day of **September**, **2015**

Secretary of State

By: Janelle Iddings

Filed Date: 09/23/2015